     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 21, 2000



                                                      REGISTRATION NO. 333-33440


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 1



                                       TO

                                    FORM S-1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                               CHANNELPOINT, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                          7375                         84-1367639
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)       Identification Number)

                             ---------------------

                              10155 WESTMOOR DRIVE
                                   SUITE 210
                             WESTMINSTER, CO 80021
                                 (303) 410-6180
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               KENNETH E. HOLLEN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               CHANNELPOINT, INC.
                              10155 WESTMOOR DRIVE
                                   SUITE 210
                             WESTMINSTER, CO 80021
                                 (303) 410-6180
      (Name, Address, Including Zip Code, And Telephone Number, Including
                        Area Code, Of Agent For Service)
                             ---------------------

                                   Copies To:

          JAMES C. T. LINFIELD, ESQ.                          ALAN DEAN, ESQ.
              COOLEY GODWARD LLP                           DAVIS POLK & WARDWELL
       2595 CANYON BOULEVARD, SUITE 250                     450 LEXINGTON AVENUE
            BOULDER, CO 80302-6737                           NEW YORK, NY 10017
                (303) 546-4000                                 (212) 450-4000

                             ---------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

                             ---------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration serial number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
             TITLE OF SECURITIES                          PROPOSED MAXIMUM                    AMOUNT OF
               TO BE REGISTERED                    AGGREGATE OFFERING PRICE(1)(2)          REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value.................               $75,000,000                       $19,800
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

(1) Includes shares that the Underwriters have the option to purchase solely to cover over-allotments, if any.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o).

     REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than the underwriting discount and commissions, payable by the registrant in connection with the sale of the common stock being registered hereby. All amounts shown are estimates, except the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

Securities and Exchange Commission registration fee.........  $19,800.00
NASD filing fee.............................................    8,000.00
Nasdaq National Market initial listing application fee......    5,000.00
Blue Sky fees and expenses..................................      *
Printing and engraving expenses.............................      *
Legal fees and expenses.....................................      *
Accounting fees and expenses................................      *
Directors' and officers' insurance..........................      *
Transfer agent and registrar fees...........................      *
Miscellaneous expenses......................................      *
                                                              ----------
          TOTAL.............................................      *
                                                              ==========

---------------

     * To be completed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The company's amended and restated bylaws that will become effective upon the closing of this offering provide that the company will indemnify its directors and executive officers to the fullest extent permitted by Delaware law and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law.

     In addition, the company's restated certificate of incorporation that will become effective upon the closing of this offering provides that, to the fullest extent permitted by Delaware law, its directors will not be personally liable to the company or its stockholders for monetary damages for any breach of fiduciary duty as directors. This provision of the restated certificate of incorporation does not eliminate the directors' duty of care. In appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief are available under Delaware law. This provision also does not affect the directors' responsibilities under any other laws, such as the federal securities laws and state and federal environmental laws.

     Each director will continue to be subject to liability for:

     - breach of a director's duty of loyalty to the company and its stockholders;

     - acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     - unlawful payments of dividends or unlawful stock repurchases or redemptions; and

     - any transaction from which a director derived an improper personal benefit.

     The company also intends to enter into indemnity agreements with its directors and executive officers and to obtain directors' and officers' liability insurance.

     There is no pending litigation or proceeding involving any of the company's directors or officers as to which indemnification is being sought. The company is not aware of any pending or threatened litigation that may result in a claim for indemnification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     The company has issued and sold the following securities since March 1, 1997:

     On various dates between March 1997 and March 28, 2000, the Company authorized the grant of stock options to employees, consultants, directors and officers to purchase an aggregate of 35,693,202 shares of its common stock at an exercise prices ranging from $0.05 per share to $15.00 per share. Of these option grants, 18,356,484 shares have been exercised at a weighted average exercise price of $4.99 per share, with 3,288,733 of such shares being subject to repurchase by the Company should the optionee terminate his/her employment with the Company. The Company relied on the exemption provided by Rule 701 of the Securities Act.

     On September 9, 1997, the Company issued an aggregate of 1,700,000 shares of its Series B preferred stock to two accredited investors at a purchase price of $2.75 per share for cash proceeds in the amount of $4,675,000.00. The Company relied on the exemption provided by Rule 506 of Regulation D under the Securities Act.

     On March 20, 1998, the Company issued an aggregate of 10,908 shares of its common stock at a price of $0.30 per share to two of its consultants in exchange for services rendered to the Company. The Company relied on the exemption provided by Rule 701 of the Securities Act.

     On April 7, 1998, the Company issued an additional 18,181 shares of its Series B preferred stock to one accredited investor at a purchase price of $2.75 per share for cash proceeds in the amount of $49,997.75. The Company relied on the exemption provided by Rule 506 of Regulation D under the Securities Act.

     On October 13, 1998, the Company issued an aggregate of 3,797,785 shares of its Series C preferred stock to eleven accredited investors at a purchase price of $6.50 per share for cash proceeds in the amount of $24,685,602.50. The Company relied on the exemption provided by Rule 506 of Regulation D under the Securities Act.

     On April 29, 1999, the Company issued an aggregate of 22,858 shares of its common stock at a price of $0.80 per share to three of its consultants in exchange for services rendered to the Company. The Company relied on the exemption provided by Rule 701 of the Securities Act.

     On June 6, 1999, the Company issued 10,000 shares of its common stock at a price of $0.80 per share to one of its consultants in exchange for services rendered to the Company. The Company relied on the exemption provided by Rule 701 of the Securities Act.

     On June 7, 1999, the Company issued a convertible promissory note automatically convertible into 50,000 shares of its common stock at value of $3.00 per share upon the closing of the Company's initial public offering to one accredited investor. The Company relied on the exemption provided by Rule 506 of Regulation D under the Securities Act.

     On August 6, 1999, the Company issued an aggregate of 8,000 shares of its common stock at a price of $6.00 per share to two of its consultants in exchange for services rendered to the Company. The Company relied on the exemption provided by Rule 701 of the Securities Act.

     Between September 14, 1999 and February 2, 2000, the Company sold an aggregate of 5,482,378 shares of Series D preferred stock in a private placement at a purchase price of $20.97 per share to eight accredited investors for cash proceeds in the amount of $114,965,466.66. The Company relied on the exemption provided by Rule 506 of Regulation D under the Securities Act.

     On November 15, 1999, the Company issued 1,058,450 shares of Series D preferred stock to one accredited investor in a non-cash transaction in consideration for the acquisition of Policy Data, Quickly, an agency management software package. The Company relied on the exemption provided by Rule 506 of Regulation D under the Securities Act.

     On December 16, 1999, the Company declared a 1:1 stock dividend for each outstanding shares of its common stock for the issuance of an aggregate of 8,487,354 shares. The Company relied on the exemption provided by Section 4(2) and 4(6) of the Securities Act.

     On March 24, 2000, the Company issued 333,333 shares of common stock pursuant to the Agreement and Plan of Merger between the Company and LifeLink. The Company relied on the exemption provided by Section 4(2) and 4(6) of the Securities Act.

     On March 27, 2000, the Company issued 300,000 shares of Series E preferred stock to three accredited investors. The Company relied on the exemption provided by Rule 506 of Regulation D of the Securities Act.

     On April   , 2000, the Company issued      shares of common stock pursuant
to the Agreement and Plan of Merger between the Company and InsurQuote. The Company relied on the exemption provided by Section 4(2) and 4(6) of the Securities Act.

     The recipients of the above-described securities represented their intention to acquire the securities for investment only and not with a view for distribution thereof. Appropriate legends were affixed to the stock certificates issued in such transactions. All recipients had adequate access, through employment or other relationships, to information about the Company.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits.


        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          1.1*           -- Form of Underwriting Agreement.
          2.1+           -- Agreement and Plan of Merger between the Company and
                            InsurQuote.
          3.1+           -- Restated Certificate of Incorporation of the Company.
          3.2*           -- Form of Restated Certificate of Incorporation of the
                            Company to become effective upon the closing of the
                            offering.
          3.3+           -- Amended and Restated Bylaws of the Company.
          3.4*           -- Amended and Restated Bylaws of the Company to become
                            effective upon the closing of the offering.
          4.1+           -- Reference is made to Exhibits 3.1 through 3.4.
          4.2*           -- Specimen stock certificate representing shares of Common
                            Stock of the Company.
          5.1*           -- Opinion of Cooley Godward LLP regarding the legality of the securities being registered.
         10.1*           -- 2000 Equity Incentive Plan of the Company.
         10.2*           -- 2000 Employee Stock Purchase Plan of the Company.
         10.3*           -- Form of Grant Notice and Stock Option Agreement.
         10.4+           -- Attachment IV to the Stock Option Grant Notice of the
                            1997 Stock Option Plan of the Company.
         10.5+           -- Executive Severance Benefit Plan of the Company.
         10.6+           -- InsurQuote 1994 Stock Option Plan, as amended, along with form of Stock Option Agreement.
         10.7+           -- Termination and Release Agreement between InsurQuote and
                            CCC Information Services, Inc.
         10.8+           -- Employment Agreement between InsurQuote and William B.
                            Woahn, as amended by Letter Agreement, dated February 1,
                            2000, by and among the Company, InsurQuote and William B
                            Woahn.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.9+           -- Employment Agreement between InsurQuote and David
                            Whetten, as amended by Letter Agreement, dated February
                            1, 2000, by and among the Company, InsurQuote and David
                            Whetten.
         10.10+          -- Fifth Amended and Restated Investor Rights Agreement
                            among the Company and certain of its stockholders.
         10.11+          -- Fifth Amended and Restated Stockholders Agreement among the Company and certain of its stockholders.
         10.12+          -- Sublease between the Company and MCI Systemhouse Corp.
                            for 36,246 square feet in Colorado Springs, Colorado.
         10.13+          -- Lease between the Company and Westmoor Business Park Ltd,
                            LLLP for 9040 square feet in Westminster, Colorado.
         10.14+          -- Sublease between the Company and Quantum Corporation for
                            150,000 square feet in Colorado Springs, Colorado.
         10.15+          -- Lease between InsurQuote and The Jacobsen Group for
                            40,000 square feet in Provo, Utah.
         10.16+          -- Sublease between InsurQuote and Park East Realty Co. for
                            31,480 square feet in Beachwood, Ohio.
         10.17**         -- Commerce Exchange Platform Agreement by and between the
                            Company and Zurich Financial Services and Zurich
                            Insurance Company.
         10.18**+        -- Business and Technology Partnership Agreement between the
                            Company and United HealthCare Services, Inc.
         10.19**+        -- Assignment Agreement between the Company and First Colony
                            Life Insurance Company.
         10.20**+        -- Business and Technology Strategic Alliance Agreement
                            between the Company and GE Financial Assurance Holdings,
                            Inc.
         21.1+           -- Subsidiaries of the Company.
         23.1*           -- Consent of Cooley Godward LLP (included in Exhibit 5.1).
         23.2+           -- Consent of PricewaterhouseCoopers LLP, Independent
                            Accountants.
         23.3+           -- Consent of Ernst & Young LLP, Independent Auditors.
         24.1+           -- Powers of attorney (included on Page II-5).
        27+              -- Financial Data Schedule.


------------


 + Previously filed.


 * To be filed by amendment.

** The Company is applying for confidential treatment with respect to portions of these exhibits.

(b) Financial Statement Schedules.

     Schedule II -- Valuation and Qualifying Accounts

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 14 or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-33440 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, County of El Paso, State of Colorado, on April 21, 2000.


                                            By:   /s/ TIMOTHY D. HOOGHEEM
                                              ----------------------------------
                                                     Timothy D. Hoogheem
                                                 Senior Vice President, Chief
                                                Financial Officer, Finance and
                                                 Administration and Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-33440 has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

               /s/ KENNETH E. HOLLEN*                  Chairman of the Board,           April 21, 2000
-----------------------------------------------------    President and Chief Executive
                  Kenneth E. Hollen                      Officer (Principal Executive
                                                         Officer)

               /s/ TIMOTHY D. HOOGHEEM                 Senior Vice President, Chief     April 21, 2000
-----------------------------------------------------    Financial Officer, Finance
                 Timothy D. Hoogheem                     and Administration and
                                                         Treasurer (Principal
                                                         Financial Officer)

               /s/ CONRAD A. MCCARTY*                  Corporate Controller and Chief   April 21, 2000
-----------------------------------------------------    Accounting Officer (Principal
                  Conrad A. McCarty                      Accounting Officer)

               /s/ MICHAEL D. FRAIZER*                 Director                         April 21, 2000
-----------------------------------------------------
                 Michael D. Fraizer

              /s/ STEVEN M. GLUCKSTERN*                Director                         April 21, 2000
-----------------------------------------------------
                Steven M. Gluckstern

                /s/ JAMES B. HOLLEN*                   Director                         April 21, 2000
-----------------------------------------------------
                   James B. Hollen

                 /s/ EVE M. KURTIN*                    Director                         April 21, 2000
-----------------------------------------------------
                    Eve M. Kurtin

              /s/ BERNARD F. MCDONAGH*                 Director                         April 21, 2000
-----------------------------------------------------
                 Bernard F. McDonagh

                 /s/ ADAM M. MIZEL*                    Director                         April 21, 2000
-----------------------------------------------------
                    Adam M. Mizel

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

              /s/ NANCY J. SCHOENDORF*                 Director                         April 21, 2000
-----------------------------------------------------
                 Nancy J. Schoendorf

              /s/ GREGORY D. BRENNEMAN*                Director                         April 21, 2000
-----------------------------------------------------
                Gregory D. Brenneman

            *By: /s/ TIMOTHY D. HOOGHEEM
  -------------------------------------------------
                 Timothy D. Hoogheem
                  Attorney-In-Fact

                                  SCHEDULE II
                      CHANNELPOINT, INC. AND SUBSIDIARIES
                       VALUATION AND QUALIFYING ACCOUNTS

              COLUMN A                   COLUMN B            COLUMN C            COLUMN D      COLUMN E
              --------                  ----------    ----------------------    ----------    ----------
                                                            ADDITIONS
                                        BALANCE AT    CHARGED TO    CHARGED                   BALANCE AT
                                        BEGINNING     COSTS AND     TO OTHER                     END
                                        OF PERIOD      EXPENSES     ACCOUNTS    DEDUCTIONS    OF PERIOD
                                        ----------    ----------    --------    ----------    ----------
For the year ended December 31,
  1997:
  Provision for doubtful Accounts...      $   --        $   --       $   --       $   --        $   --
                                          ======        ======       ======       ======        ======
For the year ended December 31,
  1998:
  Provision for doubtful Accounts...      $   --        $   --       $   --       $   --        $   --
                                          ======        ======       ======       ======        ======
For the year ended December 31,
  1999:
  Provision for doubtful Accounts...      $   --        $   --       $  381(1)    $  107(2)     $  274
                                          ======        ======       ======       ======        ======

---------------

(1) Receivables acquired from Blaise Software, Inc.

(2) Doubtful accounts written off

                                 EXHIBIT INDEX


     EXHIBIT NUMBER                              DESCRIPTION
     --------------                              -----------
          1.1*           -- Form of Underwriting Agreement.
          2.1+           -- Agreement and Plan of Merger between the Company and
                            InsurQuote.
          3.1+           -- Restated Certificate of Incorporation of the Company.
          3.2*           -- Form of Restated Certificate of Incorporation of the
                            Company to become effective upon the closing of the
                            offering.
          3.3+           -- Amended and Restated Bylaws of the Company.
          3.4*           -- Amended and Restated Bylaws of the Company to become
                            effective upon the closing of the offering.
          4.1+           -- Reference is made to Exhibits 3.1 through 3.4.
          4.2*           -- Specimen stock certificate representing shares of Common
                            Stock of the Company.
          5.1*           -- Opinion of Cooley Godward LLP regarding the legality of the securities being registered.
         10.1*           -- 2000 Equity Incentive Plan of the Company.
         10.2*           -- 2000 Employee Stock Purchase Plan of the Company.
         10.3*           -- Form of Grant Notice and Stock Option Agreement.
         10.4+           -- Attachment IV to the Stock Option Grant Notice of the
                            1997 Stock Option Plan of the Company.
         10.5+           -- Executive Severance Benefit Plan of the Company.
         10.6+           -- InsurQuote 1994 Stock Option Plan, as amended, along with form of Stock Option Agreement.
         10.7+           -- Termination and Release Agreement between InsurQuote and
                            CCC Information Services, Inc.
         10.8+           -- Employment Agreement between InsurQuote and William B.
                            Woahn, as amended by Letter Agreement, dated February 1,
                            2000, by and among the Company, InsurQuote and William B
                            Woahn.
         10.9+           -- Employment Agreement between InsurQuote and David
                            Whetten, as amended by Letter Agreement, dated February
                            1, 2000, by and among the Company, InsurQuote and David
                            Whetten.
         10.10+          -- Fifth Amended and Restated Investor Rights Agreement
                            among the Company and certain of its stockholders.
         10.11+          -- Fifth Amended and Restated Stockholders Agreement among the Company and certain of its stockholders.
         10.12+          -- Sublease between the Company and MCI Systemhouse Corp.
                            for 36,246 square feet in Colorado Springs, Colorado.
         10.13+          -- Lease between the Company and Westmoor Business Park Ltd,
                            LLLP for 9040 square feet in Westminster, Colorado.
         10.14+          -- Sublease between the Company and Quantum Corporation for
                            150,000 square feet in Colorado Springs, Colorado.
         10.15+          -- Lease between InsurQuote and The Jacobsen Group for
                            40,000 square feet in Provo, Utah.
         10.16+          -- Sublease between InsurQuote and Park East Realty Co. for
                            31,480 square feet in Beachwood, Ohio.
         10.17**         -- Commerce Exchange Platform Agreement by and between the
                            Company and Zurich Financial Services and Zurich
                            Insurance Company.

     EXHIBIT NUMBER                              DESCRIPTION
     --------------                              -----------
         10.18**+        -- Business and Technology Partnership Agreement between the
                            Company and United HealthCare Services, Inc.
         10.19**+        -- Assignment Agreement between the Company and First Colony
                            Life Insurance Company.
         10.20**+        -- Business and Technology Strategic Alliance Agreement
                            between the Company and GE Financial Assurance Holdings,
                            Inc.
         21.1+           -- Subsidiaries of the Company.
         23.1*           -- Consent of Cooley Godward LLP (included in Exhibit 5.1).
         23.2+           -- Consent of PricewaterhouseCoopers LLP, Independent
                            Accountants.
         23.3+           -- Consent of Ernst & Young LLP, Independent Auditors.
         24.1+           -- Powers of attorney (included on Page II-5).
        27+              -- Financial Data Schedule.


------------


 + Previously filed.


 * To be filed by amendment.

** The Company is applying for confidential treatment with respect to portions of these exhibits.